                        [HELLER FINANCIAL LETTERHEAD]


                                           January 14, 1999

The Nahdree Group, Inc.
f/k/a The He-Ro Group, Inc.
530 Seventh Avenue
New York, New York 10018

Nah Nah Collection, Inc.
213 West 35th Street
New York, New York 10001

HRNL, Inc.
530 Seventh Avenue
New York, New York 10018


Gentlemen:


     Reference is made to that certain Factoring and Revolving Inventory Loan and Security Agreement having the Effective Date of December 24, 1997 (the "Agreement") entered into among THE NAHDREE GROUP, INC. f/k/a The He-Ro Group, Inc., NAH NAH COLLECTION, INC., HRNL, INC., (collectively and severally referred to as "Client"), the other Loan Parties and HELLER FINANCIAL, INC. ("Heller") Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to them in the Agreement.

     Client has advised Heller that it is in violation of the Tangible Net Worth covenant contained in subsection 7.10(a) of the Agreement for the Fiscal Quarter ended November 30, 1998 (the "Existing Default"). Client has requested that Heller waive the Existing Default and Heller hereby waives the Existing Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other existing Default or any future breach of the Agreement or any of the other Documents (including, without limitation, a breach of the covenants causing the Existing Defaults for any period other than that specified herein).

     Client shall maintain Tangible Net Worth for December 1998 and January 1999 of not less than $400,000. Also, client will provide to Heller a consultant report from Getzler & Co., Inc. no later than close of business January 31, 1999.

     Except as herein or heretofore amended or supplemented, the Agreement remains in full force and effect in accordance with its original terms and conditions.





























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The Nahdree Group, Inc.
f/k/a The He-Ro Group, Inc.;
Nah Nah Collection, Inc.;
HRNL, Inc.
January 14, 1999
Page 2


     If the foregoing correctly sets forth Client's and Heller's understanding, please sign the enclosed copy of this letter agreement in the space provided and return such fully executed copy to the undersigned as soon as possible.


                                         Very truly yours,


                                         HELLER FINANCIAL, INC.

                                         By: /s/ MICHAEL T. RAYNOR
                                            -----------------------
                                                 Michael T. Raynor
                                                 Vice President

CONSENTED AND AGREED TO
this 14th day of January, 1999

THE NAHDREE GROUP, INC.
f/k/a The He-Ro Group, Inc.

By: /s/ CHRIS HAN
   --------------
        Chris Han
        Chief Financial Officer


CONSENTED AND AGREED TO
this 14th day of January, 1999

NAH NAH COLLECTION, INC.

By: /s/ CHRIS HAN
   --------------
        Chris Han
        Chief Financial Officer



CONSENTED AND AGREED TO
this 14th day of January, 1999

HRNL, INC.

By: /s/ CHRIS HAN
   --------------
        Chris Han
        Chief Financial Officer